J.P.Morgan

J.P.Morgan

AMENDMENT NO. 1 dated as of                   , 2023 (the "Amendment"), to the Second Amended and Restated Deposit Agreement dated as of March 29, 2022 (the "Deposit Agreement") among HONDA MOTOR CO., LTD., a corporation organized under the laws of Japan, and its successors (herein called the “Company”), JPMORGAN CHASE BANK, N.A., as depositary hereunder (herein called the “Depositary”), and all Holders and Beneficial Owners from time to time of American Depositary Receipts ("ADRs") issued thereunder.

W I T N E S S E T H:

WHEREAS, the Company and the Depositary executed the Deposit Agreement for the purposes set forth therein; and

WHEREAS, pursuant to paragraph (16) of the ADRs, the form of which is contained as Exhibit A of the Deposit Agreement, the Company and the Depositary desire to amend the terms of the Deposit Agreement and the ADRs.

NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Company and the Depositary hereby agree to amend the Deposit Agreement and the ADRs as follows:

ARTICLE I

DEFINITIONS

SECTION 1.01. Definitions. Unless otherwise defined in this Amendment, all capitalized terms used, but not otherwise defined, herein shall have the meaning given to such terms in the Deposit Agreement.

ARTICLE II

AMENDMENTS TO THE DEPOSIT AGREEMENT AND ADRS

SECTION 2.01. All references in the Deposit Agreement to the term "Deposit Agreement" shall, as of the date hereof, refer to the Deposit Agreement (as defined above) as further amended by this Amendment.

SECTION 2.02. All references in the Deposit Agreement to "cable" are removed.

SECTION 2.03. Effective immediately after the close of business on September 29, 2023, each ADS shall represent three Shares.

SECTION 2.04. Effective immediately after the close of business on September 29, 2023, the form of ADR, and all outstanding ADRs, is amended to read as is set forth in Exhibit A hereto.

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ARTICLE III

REPRESENTATIONS AND WARRANTIES

SECTION 3.01. Representations and Warranties. The Company represents and warrants to, and agrees with, the Depositary, that:

(a) This Amendment, when executed and delivered by the Company, will be duly and validly authorized, executed and delivered by the Company, and it and the Deposit Agreement as amended hereby constitute the legal, valid and binding obligations of the Company, enforceable against the Company in accordance with their respective terms, subject to bankruptcy, insolvency, fraudulent transfer, moratorium and similar laws of general applicability relating to or affecting creditors’ rights and to general equity principles; and

(b) In order to ensure the legality, validity, enforceability or admissibility into evidence of this Amendment or the Deposit Agreement as amended hereby, neither of such agreements need to be filed or recorded with any court or other authority in Japan, nor does any stamp or similar tax or governmental charge need to be paid in Japan on or in respect of such agreements.

ARTICLE IV

MISCELLANEOUS

Other than as set forth herein, nothing in this Amendment shall affect any of the respective rights and obligations of any of the parties hereto under the Deposit Agreement. By executing this Amendment, the parties hereto ratify and confirm the terms of the Deposit Agreement, as modified by the terms of this Amendment. The parties hereto shall be entitled to the benefits of the indemnification provisions of Section 15 of the Deposit Agreement in connection with any and all liability it or they may incur as a result of the terms of this Amendment and the transactions contemplated herein. This Amendment may be executed in one or more counterparts, each of which shall for all purposes be deemed to be an original and all of which shall constitute the same instrument. If there shall be any conflict in the terms and conditions of the Deposit Agreement and the terms and conditions of this Amendment, the terms and conditions of this Amendment shall control and be binding. This Amendment will be construed, regulated and administered under the laws of the United States or State of New York, as applicable, without regard to New York’s principles regarding conflict of laws, except that the foregoing shall not reduce any statutory right to choose New York law or forum. The jurisdictional provisions of the Deposit Agreement are incorporated herein by reference and deemed to be a part hereof applicable hereto.

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This Agreement is dated, and shall be effective, as of the date set forth above. After the effective time, each Holder shall be deemed, by continuing to hold ADRs, to have consented and agreed to this Amendment and to be subject to and bound by all of the terms and conditions of the Deposit Agreement, as amended by this Amendment. If any court of competent jurisdiction holds any provision of this Amendment invalid or unenforceable, the other provisions of the Deposit Agreement as amended hereby will remain in full force and effect. Any provision of this Amendment held invalid or unenforceable only in part or degree will remain in full force and effect to the extent not held invalid or unenforceable.

This Amendment, together with the Deposit Agreement as amended hereby, contains the entire agreement of the parties with respect to its subject matter and supersedes all existing and all other communications (oral, written or in any other form) between the parties hereto concerning this subject matter. Delivery of an executed signature page of this Amendment by facsimile or other electronic transmission (including ".pdf", ".tif" or similar format) shall be effective as delivery of a manually executed counterpart hereof.

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IN WITNESS WHEREOF, HONDA MOTOR CO., LTD. and JPMORGAN CHASE BANK, N.A. have duly executed this Amendment No. 1 to the Deposit Agreement as of the day and year first above set forth and all holders of ADRs shall become parties hereto by continuing to hold ADRs after the date hereof.

HONDA MOTOR CO., LTD.

By:
Name:	Mr. Masaharu Hirose
Title:	Division Manager, Finance Division

JPMORGAN CHASE BANK, N.A.

By:
Name:
Title:

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EXHIBIT A

ANNEXED TO AND INCORPORATED IN

AMENDMENT NO. 1 TO DEPOSIT AGREEMENT

THE RIGHT OF HOLDERS OF ADRS TO DIRECT THE VOTING OF SHARES MAY BE RESTRICTED AS DESCRIBED IN PARAGRAPHS (6) AND (12) BELOW.

[FORM OF FACE OF ADR]

No. of ADSs:
Number
Each ADS represents
Three Shares

CUSIP:

AMERICAN DEPOSITARY RECEIPT

evidencing

AMERICAN DEPOSITARY SHARES

representing

SHARES OF COMMON STOCK

of

HONDA MOTOR CO., LTD.

(Honda Giken Kogyo Kabushiki Kaisha)

(Incorporated under the laws of Japan)

JPMORGAN CHASE BANK, N.A., a national banking association organized under the laws of the United States of America, as depositary hereunder (the "Depositary"), hereby certifies that __________________________ is the registered owner (a "Holder") of ________________________ American Depositary Shares ("ADSs"), each (subject to paragraph (13) (Changes Affecting Deposited Securities)) representing three shares of common stock (including the rights to receive Shares described in paragraph (1) (Issuance of ADSs), "Shares" and, together with any other securities, cash or property from time to time held by the Depositary in respect or in lieu of deposited Shares, the "Deposited Securities"), of Honda Motor Co., Ltd., a corporation organized under the laws of Japan (the "Company"), deposited under the Second Amended and Restated Deposit Agreement, dated as of March 29, 2022 (as amended from time to time, the "Deposit Agreement"), among the Company, the Depositary and all Holders and Beneficial Owners from time to time of American Depositary Receipts issued thereunder ("ADRs"), each of whom by accepting an ADR becomes a party thereto. The Deposit Agreement and this ADR (which includes the provisions set forth on the reverse hereof) shall be governed by and construed in accordance with the internal laws of the State of New York without giving effect to the application of the conflict of law principles thereof. All capitalized terms used herein, and not defined herein, shall have the meanings ascribed to such terms in the Deposit Agreement.

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(1) Issuance of ADSs.

(a) Issuance. This ADR is one of the ADRs issued under the Deposit Agreement. Subject to the other provisions hereof, the Depositary may so issue ADRs for delivery at the Transfer Office (as hereinafter defined) only against deposit of: (i) Shares in a form satisfactory to the Custodian; or (ii) rights to receive Shares from the Company or any registrar, transfer agent, clearing agent or other entity recording Share ownership or transactions. At the request, risk and expense of the person depositing Shares, the Depositary may accept deposits for forwarding to the Custodian and may deliver ADRs at a place other than its office. Shares or evidence of rights to receive Shares may be deposited through (x) electronic transfer of such Shares to the account maintained by the Custodian for such purpose at JASDEC, (y) evidence satisfactory to the Custodian of irrevocable instructions to cause such Shares to be transferred to such account or (z) delivery of the certificates representing such Shares. If use of the JASDEC book-entry system in connection with the Shares is discontinued at any time for any reason, the Company shall make other book-entry arrangements (if any) that it determines, after consultation with the Depositary, are reasonable.

(b) Lending. In its capacity as Depositary, the Depositary shall not lend Shares or ADSs.

(c) Representations and Warranties of Depositors. Every person depositing Shares under the Deposit Agreement represents and warrants that:

(i)	such Shares and the certificates therefor are duly authorized, validly issued and outstanding, fully paid, nonassessable and legally obtained by such person,

(ii)	all pre-emptive and comparable rights, if any, with respect to such Shares have been validly waived or exercised,

(iii)	the person making such deposit is duly authorized so to do,

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(iv)	the Shares presented for deposit are free and clear of any lien, encumbrance, security interest, charge, mortgage or adverse claim and

(v)	such Shares (A) are not "restricted securities" as such term is defined in Rule 144 under the Securities Act of 1933 ("Restricted Securities") unless at the time of deposit the requirements of paragraphs (c), (e), (f) and (h) of Rule 144 shall not apply and such Shares may be freely transferred and may otherwise be offered and sold freely in the United States or (B) have been registered under the Securities Act of 1933. To the extent the person depositing Shares is an "affiliate" of the Company as such term is defined in Rule 144, the person also represents and warrants that upon the sale of the ADSs, all of the provisions of Rule 144 that enable the Shares to be freely sold (in the form of ADSs) will be fully complied with and, as a result thereof, all of the ADSs issued in respect of such Shares will not be on the sale thereof, Restricted Securities.

Such representations and warranties shall survive the deposit and withdrawal of Shares and the issuance and cancellation of ADSs in respect thereof and the transfer of such ADSs.

(d) The Depositary may refuse to accept for such deposit any Shares identified by the Company in order to facilitate compliance with the requirements of the securities laws, rules and regulations of the United States, including, without limitation, the Securities Act of 1933 and the rules and regulations made thereunder.

(2) Withdrawal of Deposited Securities. Subject to paragraphs (4) (Certain Limitations to Registration, Transfer etc.) and (5) (Liability of Holder or Beneficial Owner for Taxes, Duties and Other Charges), upon surrender of (a) a certificated ADR in a form satisfactory to the Depositary at the Transfer Office or (b) proper instructions and documentation in the case of a Direct Registration ADR, the Holder hereof is entitled to delivery at, or to the extent in dematerialized form from, the Custodian's office of the Deposited Securities at the time represented by the ADSs evidenced by this ADR. At the request, risk and expense of the Holder hereof, the Depositary may deliver such Deposited Securities at such other place as may have been requested by the Holder. As long as each ADS represents a fraction of one Share, subject to the next sentence hereof, ADSs may only be cancelled in multiples of such number of ADSs as will permit whole Shares to be delivered. Notwithstanding the foregoing, to the extent Japanese law or the Company's Articles of Incorporation limit the delivery of Deposited Securities in the Japanese market to a unit consisting of a specified number of Deposited Securities, cancellations of ADSs will only be permitted in a number that would allow for delivery of one or more multiples of such unit of Deposited Securities. Notwithstanding any other provision of the Deposit Agreement or this ADR and subject to any limitations resulting from the immediately preceding sentence, the withdrawal of Deposited Securities may be restricted only for the reasons set forth in General Instruction I.A.(1) of Form F-6 (as such instructions may be amended from time to time) under the Securities Act of 1933.

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(3) Transfers, Split-Ups and Combinations of ADRs. The Depositary or its agent will keep, at a designated transfer office (the "Transfer Office"), (a) a register (the "ADR Register") for the registration, registration of transfer, combination and split-up of ADRs, and, in the case of Direct Registration ADRs, shall include the Direct Registration System, which at all reasonable times will be open for inspection by Holders and the Company for the purpose of communicating with Holders in the interest of the business of the Company or a matter relating to the Deposit Agreement and (b) facilities for the delivery and receipt of ADRs. Title to this ADR (and to the Deposited Securities represented by the ADSs evidenced hereby), when properly endorsed (in the case of ADRs in certificated form) or upon delivery to the Depositary of proper instruments of transfer, is transferable by delivery with the same effect as in the case of negotiable instruments under the laws of the State of New York; provided that the Depositary, notwithstanding any notice to the contrary, may treat the person in whose name this ADR is registered on the ADR Register as the absolute owner hereof for all purposes and neither the Depositary nor the Company will have any obligation or be subject to any liability under the Deposit Agreement or any ADR to any Beneficial Owner, unless such Beneficial Owner is the Holder hereof. Subject to paragraphs (4) and (5), this ADR is transferable on the ADR Register and may be split into other ADRs or combined with other ADRs into one ADR, evidencing the aggregate number of ADSs surrendered for split-up or combination, by the Holder hereof or by duly authorized attorney upon surrender of this ADR at the Transfer Office properly endorsed (in the case of ADRs in certificated form) or upon delivery to the Depositary of proper instruments of transfer and duly stamped as may be required by applicable law; provided that the Depositary may close the ADR Register at any time or from time to time when deemed expedient by it. At the request of a Holder, the Depositary shall, for the purpose of substituting a certificated ADR with a Direct Registration ADR, or vice versa, execute and deliver a certificated ADR or a Direct Registration ADR, as the case may be, for any authorized number of ADSs requested, evidencing the same aggregate number of ADSs as those evidenced by the certificated ADR or Direct Registration ADR, as the case may be, substituted.

(4) Certain Limitations to Registration, Transfer, etc. Prior to the issue, registration, registration of transfer, split-up or combination of any ADR, the delivery of any distribution in respect thereof, or, subject to the last sentence of paragraph (2) (Withdrawal of Deposited Securities), the withdrawal of any Deposited Securities, and from time to time in the case of clause (b)(ii) of this paragraph (4), the Company, the Depositary or the Custodian may require:

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(a) payment with respect thereto of (i) any stock transfer or other tax or other governmental charge, (ii) any stock transfer or registration fees in effect for the registration of transfers of Shares or other Deposited Securities upon any applicable register and (iii) any applicable charges as provided in paragraph (7) (Charges of Depositary) of this ADR;

(b) the production of proof satisfactory to it of (i) the identity of any signatory and genuineness of any signature and (ii) such other information, including without limitation, information as to citizenship, residence, exchange control approval, beneficial or other ownership of, or interest in, any securities, compliance with applicable law, regulations, provisions of or governing Deposited Securities and terms of the Deposit Agreement and this ADR, as it may deem necessary or proper; and

(c) compliance with such regulations as the Depositary may establish consistent with the Deposit Agreement.

The issuance of ADRs, the acceptance of deposits of Shares, the registration, registration of transfer, split-up or combination of ADRs or, subject to the last sentence of paragraph (2) (Withdrawal of Deposited Securities), the withdrawal of Deposited Securities may be suspended, generally or in particular instances, when the ADR Register or any register for Deposited Securities is closed or when any such action is deemed advisable by the Depositary.

(5) Liability of Holder or Beneficial Owner for Taxes, Duties and Other Charges.

(a) Liability for Taxes. If any tax or other governmental charges (including any penalties and/or interest) shall become payable by or on behalf of the Custodian or the Depositary with respect to this ADR, any Deposited Securities represented by the ADSs evidenced hereby or any distribution thereon, such tax or other governmental charge shall be paid by the Holder hereof to the Depositary and by holding or owning, or having held or owned, this ADR or any ADSs evidenced hereby, the Holder and all Beneficial Owners hereof and thereof, and all prior Holders and Beneficial Owners hereof and thereof, jointly and severally, agree to indemnify, defend and save harmless each of the Depositary and its agents in respect of such tax or other governmental charge. Neither the Depositary, nor any of its agents, shall be liable to Holders or Beneficial Owners of the ADSs and ADRs for failure of any of them to comply with applicable tax laws, rules and/or regulations. Notwithstanding the Depositary's right to seek payment from current and former Beneficial Owners, by holding or owning, or having held or owned, an ADR, the Holder hereof (and all prior Holders hereof) acknowledges and agrees that the Depositary has no obligation to seek payment of amounts owing under this paragraph (5) from any current or former Beneficial Owner. The Depositary may refuse to effect any registration, registration of transfer, split-up or combination hereof or, subject to the last sentence of paragraph (2) (Withdrawal of Deposited Securities), any withdrawal of such Deposited Securities until such payment is made. The Depositary may also deduct from any distributions on or in respect of Deposited Securities, or may sell by public or private sale for the account of the Holder hereof any part or all of such Deposited Securities, and may apply such deduction or the proceeds of any such sale in payment of such tax or other governmental charge, the Holder hereof remaining liable for any deficiency, and shall reduce the number of ADSs evidenced hereby to reflect any such sales of Shares. In connection with any distribution to Holders, the Company will remit to the appropriate governmental authority or agency all amounts (if any) required to be withheld and owing to such authority or agency by the Company; and the Depositary and the Custodian will remit to the appropriate governmental authority or agency all amounts (if any) required to be withheld and owing to such authority or agency by the Depositary or the Custodian. If the Depositary determines that any distribution in property other than cash (including Shares or rights) on Deposited Securities is subject to any tax that the Depositary or the Custodian is obligated to withhold, the Depositary may dispose of all or a portion of such property in such amounts and in such manner as the Depositary deems necessary and practicable to pay such taxes, by public or private sale, and the Depositary shall distribute the net proceeds of any such sale or the balance of any such property after deduction of such taxes to the Holders entitled thereto.

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(b) Indemnifications Related to Taxes. Each Holder and Beneficial Owner agrees to indemnify the Depositary, the Company, the Custodian and any of their respective officers, directors, employees, agents and affiliates against, and hold each of them harmless from, any claims by any governmental authority with respect to taxes, additions to tax, penalties or interest arising out of any refund of taxes, reduced rate of withholding at source or other tax benefit obtained which obligations shall survive any transfer or surrender of ADSs or the termination of the Deposit Agreement.

(6) Disclosure of Interests.

(a) General. To the extent that the provisions of or governing any Deposited Securities may require disclosure of or impose limits on beneficial or other ownership of, or interest in, Deposited Securities, other Shares and other securities and may provide for blocking transfer, voting or other rights to enforce such disclosure or limits, Holders and Beneficial Owners agree to comply with all such disclosure requirements and ownership limitations and to comply with any reasonable Company instructions in respect thereof.

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(b) Jurisdiction Specific. Without prejudice to the requirements of applicable law concerning disclosure of beneficial ownership of Shares, any Beneficial Owner (as defined in Section 1 of the Deposit Agreement) of ADSs that holds, acquires, or ceases to hold, directly or indirectly, Beneficial Share Ownership (as defined below) of more than 5% of all outstanding Shares (whether such Beneficial Share Ownership is held in whole or only in part through ADRs) shall, within five days (excluding Saturdays, Sundays and legal holidays in Japan) following such event, send written notice to the Company at its principal office in Japan currently at No. 1-1, Minami-Aoyama 2-chome, Minato-ku, Tokyo 107-8556, Japan, containing the following information:

(i)	the name, address and nationality of such Beneficial Owner and all other persons by whom or on whose behalf such Shares have been acquired or are held; the number of ADSs beneficially owned, directly or indirectly, by such Beneficial Owner and the total number of Shares and Share equivalents (as defined below) (including ADSs) in which such Beneficial Owner has Beneficial Share Ownership, in each case immediately before and immediately after the event requiring notification; the names and addresses of any persons other than the Depositary, the Custodian, or either of their nominees, through whom such Beneficial Share Ownership (including Beneficial Share Ownership of any Share equivalents; in this paragraph (6) the same shall apply hereafter as the context so requires) is held, or in whose name any of the applicable Shares are registered in the Company's shareholders’ register, and the respective numbers of Shares in which each such person has Beneficial Share Ownership; the date or dates of acquisition of Beneficial Share Ownership in such Shares; and the number of any Shares in which such Beneficial Owner has the right to acquire, directly or indirectly, Beneficial Share Ownership and material information as to such right(s) of acquisition; and

(ii)	the names, addresses and nationalities of any persons with whom such Beneficial Owner is acting as a partnership, limited partnership, syndicate or other group for the purpose of acquiring, holding, voting or disposing of Beneficial Share Ownership in any Shares; and the number of Shares being acquired, held, voted or disposed of as a result of such association (being the total number held by such group).

Any Beneficial Owner who has Beneficial Share Ownership of more than 5% of all outstanding Shares shall promptly notify the Company as provided above of any material change in the information previously notified, including, without limitation, a change of 1% or more of the percentage of total Shares to which the Beneficial Share Ownership relates.

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As used in this paragraph (6)(b): (i) “Beneficial Share Ownership” means any interest in any Shares, whether held directly or indirectly, through any contract, trust, arrangement, understanding, relationship, or otherwise, including any interest in Shares which underlie any ADS issued under the Deposit Agreement (including having the right to exercise or control the exercise of any right conferred by the holding of such Shares or the power to vote or to direct voting or the power to dispose or to direct disposition); and (ii) “Beneficial Shareholder” means a person who has Beneficial Share Ownership in any Shares, including any Holder or Beneficial Owner of any ADS(s).

Without prejudice to the requirements of applicable law and the provisions of the Company's Articles of Incorporation, if so requested in writing by the Company any Beneficial Shareholder shall provide such information with respect to its Beneficial Share Ownership (including information regarding not only Shares underlying ADSs, but also any other Shares in which such Beneficial Shareholder has an interest and including any security convertible into, exchangeable for or exercisable for Shares) as is requested by the Company. Such Beneficial Shareholder shall provide such information to the Company in writing within the time specified by the Company.

As used herein, "Share equivalent" means securities convertible into, exchangeable for Shares, bonds with stock acquisition rights and stock acquisition rights to acquire Shares, and the number of Shares attributable to such Share equivalent shall be the number of Shares into which such securities are convertible or exchangeable or which are acquired upon exercising the stock acquisition rights, at the conversion, exchange or exercise price or rate applicable at the time of determination of the relevant Beneficial Share Ownership.

In calculating the percentage ownership of the Beneficial Shareholder, the number of Shares which are issuable upon conversion or exchange of securities or upon exercise of the stock acquisition rights beneficially owned by the Beneficial Shareholder shall be added to both the numerator and the denominator of the fraction of which the numerator is the total number of Shares in which the Beneficial Shareholder has Beneficial Share Ownership, and the denominator of which is the total number of the outstanding Shares.

If the Company notifies the Depositary in writing that a particular Beneficial Owner has not complied with the above provisions, at the Company's written request, and so long as the Company has provided the Depositary with Beneficial Owner contact details, the Depositary shall instruct the Beneficial Owner to surrender its ADSs for cancellation so as to permit the Company to deal directly with such Beneficial Owner as a shareholder of the Company. Holders and Beneficial Owners agree to comply with such requests.

Any summary of the laws and regulations of Japan and of the terms of the Company's constituent documents has been provided by the Company solely for the convenience of Holders, Beneficial Owners and the Depositary. While such summaries are believed by the Company to be accurate as of the date of the Deposit Agreement, they are (i) summaries and as such may not include all aspects of the materials summarized as applicable to a Holder or Beneficial Owner, and (ii) provided by the Company as of the date of the Deposit Agreement. The Holder or Beneficial Owner acknowledges that these laws and regulations and the Company's constituent documents may change after the date of the Deposit Agreement. Neither the Depositary nor the Company has any obligation to update any such summaries.

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(7) Charges of Depositary.

(a) Rights of the Depositary. The Depositary may charge, and collect from, (i) each person to whom ADSs are issued, including, without limitation, issuances against deposits of Shares, issuances in respect of Share Distributions, Rights and Other Distributions (as such terms are defined in paragraph (10) (Distributions on Deposited Securities)), issuances pursuant to a stock dividend or stock split declared by the Company, or issuances pursuant to a merger, exchange of securities or any other transaction or event affecting the ADSs or the Deposited Securities, and (ii) each person surrendering ADSs for withdrawal of Deposited Securities or whose ADSs are cancelled or reduced for any other reason, U.S.$5.00 for each 100 ADSs (or portion thereof) issued, delivered, reduced, cancelled or surrendered, or upon which a Share Distribution or elective distribution is made or offered (as the case may be). The Depositary may sell (by public or private sale) sufficient securities and property received in respect of Share Distributions, Rights and Other Distributions prior to such deposit to pay such charge.

(b) Additional Charges by the Depositary. The following additional charges shall also be incurred by the Holders, the Beneficial Owners, by any party depositing or withdrawing Shares or by any party surrendering ADSs and/or to whom ADSs are issued (including, without limitation, issuances pursuant to a stock dividend or stock split declared by the Company or an exchange of stock regarding the ADSs or the Deposited Securities or a distribution of ADSs pursuant to paragraph (10) (Distributions on Deposited Securities)), whichever is applicable:

(i)	a fee of U.S.$0.05 or less per ADS held for any Cash distribution made, or for any elective cash/stock dividend offered, pursuant to the Deposit Agreement,

(ii)	a fee for the distribution or sale of securities pursuant to paragraph (10) hereof, such fee being in an amount equal to the fee for the execution and delivery of ADSs referred to above which would have been charged as a result of the deposit of such securities (for purposes of this paragraph (7) treating all such securities as if they were Shares) but which securities or the net cash proceeds from the sale thereof are instead distributed by the Depositary to Holders entitled thereto,

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(iii)	an aggregate fee of U.S.$0.05 or less per ADS per calendar year (or portion thereof) for services performed by the Depositary in administering the ADRs (which fee may be charged on a periodic basis during each calendar year and shall be assessed against Holders as of the record date or record dates set by the Depositary during each calendar year and shall be payable at the sole discretion of the Depositary by billing such Holders or by deducting such charge from one or more cash dividends or other cash distributions), and

(iv)	a fee for the reimbursement of such fees, charges and expenses as are incurred by the Depositary and/or any of its agents (including, without limitation, the Custodian and expenses incurred on behalf of Holders in connection with compliance with foreign exchange control regulations or any law or regulation relating to foreign investment) in connection with the servicing of the Shares or other Deposited Securities, the sale of securities (including, without limitation, Deposited Securities), the delivery of Deposited Securities or otherwise in connection with the Depositary's or its Custodian's compliance with applicable law, rule or regulation (which fees and charges shall be assessed on a proportionate basis against Holders as of the record date or dates set by the Depositary and shall be payable at the sole discretion of the Depositary by billing such Holders or by deducting such charge from one or more cash dividends or other cash distributions).

(c) Other Obligations and Charges. The Company will pay all other charges and expenses of the Depositary and any agent of the Depositary (except the Custodian) pursuant to agreements from time to time between the Company and the Depositary, except:

(i)	stock transfer or other taxes and other governmental charges (which are payable by Holders or persons depositing Shares);

(ii)	SWIFT, telex and facsimile transmission and delivery charges incurred at the request of persons depositing, or Holders delivering Shares, ADRs or Deposited Securities (which are payable by such persons or Holders); and

(iii)	transfer or registration fees for the registration or transfer of Deposited Securities on any applicable register in connection with the deposit or withdrawal of Deposited Securities (which are payable by persons depositing Shares or Holders withdrawing Deposited Securities).

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(d) Foreign Exchange Related Matters. To facilitate the administration of various depositary receipt transactions, including disbursement of dividends or other cash distributions and other corporate actions, the Depositary may engage the foreign exchange desk within JPMorgan Chase Bank, N.A. (the “Bank”) and/or its affiliates in order to enter into spot foreign exchange transactions to convert foreign currency into U.S. dollars (“FX Transactions”). For certain currencies, FX Transactions are entered into with the Bank or an affiliate, as the case may be, acting in a principal capacity. For other currencies, FX Transactions are routed directly to and managed by an unaffiliated local custodian (or other third-party local liquidity provider), and neither the Bank nor any of its affiliates is a party to such FX Transactions.

The foreign exchange rate applied to an FX Transaction will be either (i) a published benchmark rate, or (ii) a rate determined by a third-party local liquidity provider, in each case plus or minus a spread, as applicable. The Depositary will disclose which foreign exchange rate and spread, if any, apply to such currency on the “Disclosures” page (or successor page) of www.adr.com (as updated by the Depositary from time to time, “ADR.com”). Such applicable foreign exchange rate and spread may (and neither the Depositary, the Bank nor any of their affiliates is under any obligation to ensure that such rate does not) differ from rates and spreads at which comparable transactions are entered into with other customers or the range of foreign exchange rates and spreads at which the Bank or any of its affiliates enters into foreign exchange transactions in the relevant currency pair on the date of the FX Transaction. Additionally, the timing of execution of an FX Transaction varies according to local market dynamics, which may include regulatory requirements, market hours and liquidity in the foreign exchange market or other factors. Furthermore, the Bank and its affiliates may manage the associated risks of their position in the market in a manner they deem appropriate without regard to the impact of such activities on the Company, the Depositary, Holders or Beneficial Owners. The spread applied does not reflect any gains or losses that may be earned or incurred by the Bank and its affiliates as a result of risk management or other hedging related activity.

Notwithstanding the foregoing, to the extent the Company provides U.S. dollars to the Depositary, neither the Bank nor any of its affiliates will execute an FX Transaction as set forth herein. In such case, the Depositary will distribute the U.S. dollars received from the Company.

Further details relating to the applicable foreign exchange rate, the applicable spread and the execution of FX Transactions will be provided by the Depositary on ADR.com. The Company, Holders and Beneficial Owners each acknowledge and agree that the terms applicable to FX Transactions disclosed from time to time on ADR.com will apply to any FX Transaction executed pursuant to the Deposit Agreement.

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(e) The right of the Depositary to receive payment of fees, charges and expenses as provided above shall survive the termination of the Deposit Agreement. As to any Depositary, upon the resignation or removal of such Depositary, such right shall extend for those fees, charges and expenses incurred prior to the effectiveness of such resignation or removal.

(f) Disclosure of Potential Depositary Payments. The Depositary anticipates reimbursing the Company for certain expenses incurred by the Company that are related to the establishment and maintenance of the ADR program upon such terms and conditions as the Company and the Depositary may agree from time to time. The Depositary may make available to the Company a set amount or a portion of the Depositary fees charged in respect of the ADR program or otherwise upon such terms and conditions as the Company and the Depositary may agree from time to time.

(8) Available Information. The Deposit Agreement, the provisions of or governing Deposited Securities and any written communications from the Company, which are both received by the Custodian or its nominee as a holder of Deposited Securities and made generally available to the holders of Deposited Securities, are available for inspection by Holders at the offices of the Depositary and the Custodian, at the Transfer Office, on the website of the United States Securities and Exchange Commission (the “Commission”), or upon request from the Depositary (which request may be refused by the Depositary at its discretion). The Depositary will distribute copies of such communications (or English translations or summaries thereof) to Holders when furnished by the Company. The Company is subject to the periodic reporting requirements of the Securities Exchange Act of 1934 and accordingly files certain reports with the Commission. Such reports and other information may be inspected and copied through the Commission’s EDGAR system or at public reference facilities maintained by the Commission located at the date hereof at 100 F Street, NE, Washington, DC 20549.

(9) Execution. This ADR shall not be valid for any purpose unless executed by the Depositary by the manual or facsimile signature of a duly authorized officer of the Depositary.

Dated:

JPMORGAN CHASE BANK, N.A., as Depositary

By ..................................................
Authorized Officer

The Depositary's office is located at 383 Madison Avenue, Floor 11, New York, New York 10179.

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[FORM OF REVERSE OF ADR]

(10) Distributions on Deposited Securities. Subject to paragraphs (4) (Certain Limitations to Registration, Transfer etc.) and (5) (Liability of Holder or Beneficial Owner for Taxes, Duties and other Charges), to the extent practicable, the Depositary will distribute to each Holder entitled thereto on the record date set by the Depositary therefor at such Holder's address shown on the ADR Register, in proportion to the number of Deposited Securities (on which the following distributions on Deposited Securities are received by the Custodian) represented by ADSs evidenced by such Holder's ADRs:

(a) Cash. Any U.S. dollars available to the Depositary resulting from a cash dividend or other cash distribution or the net proceeds of sales of any other distribution or portion thereof authorized in this paragraph (10) ("Cash"), on an averaged or other practicable basis, subject to (i) appropriate adjustments for taxes withheld, (ii) such distribution being impermissible or impracticable with respect to certain Holders, and (iii) deduction of the Depositary's and/or its agents' fees and expenses in (1) converting any foreign currency to U.S. dollars by sale or in such other manner as the Depositary may determine to the extent that it determines that such conversion may be made on a reasonable basis, (2) transferring foreign currency or U.S. dollars to the United States by such means as the Depositary may determine to the extent that it determines that such transfer may be made on a reasonable basis, (3) obtaining any approval or license of any governmental authority required for such conversion or transfer, which is obtainable at a reasonable cost and within a reasonable time and (4) making any sale by public or private means in any commercially reasonable manner.

(b) Shares. (i) Additional ADRs evidencing whole ADSs representing any Shares available to the Depositary resulting from a dividend or free distribution on Deposited Securities consisting of Shares (a "Share Distribution") and (ii) U.S. dollars available to it resulting from the net proceeds of sales of Shares received in a Share Distribution, which Shares would give rise to fractional ADSs if additional ADRs were issued therefor, as in the case of Cash.

(c) Rights. (i) Warrants or other instruments in the discretion of the Depositary representing rights to acquire additional ADRs in respect of any rights to subscribe for additional Shares or rights of any nature available to the Depositary as a result of a distribution on Deposited Securities ("Rights"), to the extent that the Company timely furnishes to the Depositary evidence satisfactory to the Depositary that the Depositary may lawfully distribute the same (the Company has no obligation to so furnish such evidence), or (ii) to the extent the Company does not so furnish such evidence and sales of Rights are practicable, any U.S. dollars available to the Depositary from the net proceeds of sales of Rights as in the case of Cash, or (iii) to the extent the Company does not so furnish such evidence and such sales cannot practicably be accomplished by reason of the nontransferability of the Rights, limited markets therefor, their short duration or otherwise, nothing (and any Rights may lapse).

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(d) Other Distributions. (i) Securities or property available to the Depositary resulting from any distribution on Deposited Securities other than Cash, Share Distributions and Rights ("Other Distributions"), by any means that the Depositary may deem equitable and practicable, or (ii) to the extent the Depositary deems distribution of such securities or property not to be equitable and practicable, any U.S. dollars available to the Depositary from the net proceeds of sales of Other Distributions as in the case of Cash.

The Depositary reserves the right to utilize a division, branch or affiliate of JPMorgan Chase Bank, N.A. to direct, manage and/or execute any public and/or private sale of securities hereunder. Such division, branch and/or affiliate may charge the Depositary a fee in connection with such sales, which fee is considered an expense of the Depositary contemplated above and/or under paragraph (7) (Charges of Depositary). Any U.S. dollars available will be distributed by checks drawn on a bank in the United States for whole dollars and cents. Fractional cents will be withheld without liability and dealt with by the Depositary in accordance with its then current practices. All purchases and sales of securities will be handled by the Depositary in accordance with its then current policies, which are currently set forth on the “Disclosures” page (or successor page) of ADR.com, the location and contents of which the Depositary shall be solely responsible for.

(11) Record Dates. The Depositary may, after consultation with the Company if practicable, fix a record date (which, to the extent applicable, shall be as near as practicable to any corresponding record date set by the Company) for the determination of the Holders who shall be responsible for the fee assessed by the Depositary for administration of the ADR program and for any expenses provided for in paragraph (7) hereof as well as for the determination of the Holders who shall be entitled to receive any distribution on or in respect of Deposited Securities, to give instructions for the exercise of any voting rights, to receive any notice or to act in respect of other matters and only such Holders shall be so entitled or obligated.

(12) Voting of Deposited Securities.

(a) Notice of Any Meeting or Solicitation. As soon as practicable after receipt of notice of any meeting at which the holders of Shares are entitled to vote, or of solicitation of consents or proxies from holders of Shares or other Deposited Securities, the Depositary shall fix the ADS record date in accordance with paragraph (11) above provided that if the Depositary receives a written request from the Company in a timely manner promptly after the approval by the Board of Directors of the convocation of such meeting or the solicitation of such consents or proxies, or promptly after any other party authorized to do so has called such meeting or initiated the solicitation of such consents or proxies, the Depositary shall, at the Company's expense, distribute to Holders a notice (the “Voting Notice”) stating (i) final information particular to such vote and meeting and any solicitation materials, (ii) that each Holder on the record date set by the Depositary will, subject to any applicable provisions of Japanese law, be entitled to instruct the Depositary as to the exercise of the voting rights, if any, pertaining to the Deposited Securities represented by the ADSs evidenced by such Holder's ADRs and (iii) the manner in which such instructions may be given or deemed given in accordance with paragraph 12(b)(ii) below, including instructions to give a discretionary proxy to a person designated by the Company. Each Holder shall be solely responsible for the forwarding of Voting Notices to the Beneficial Owners of ADSs registered in such Holder's name. There is no guarantee that Holders and Beneficial Owners generally or any Holder or Beneficial Owner in particular will receive the notice described above or, to the extent any such notice is distributed, that such notice will be distributed or received with sufficient time to enable such Holder or Beneficial Owner to return any voting instructions to the Depositary in a timely manner.

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(b) Voting of Deposited Securities. (i) Following actual receipt by the ADR department of the Depositary responsible for proxies and voting of Holders’ instructions (including, without limitation, instructions of any entity or entities acting on behalf of the nominee for DTC), the Depositary shall, in the manner and on or before the time established by the Depositary for such purpose, endeavor to vote or cause to be voted the Deposited Securities represented by the ADSs evidenced by such Holders’ ADRs in accordance with such instructions insofar as practicable and permitted under the provisions of or governing Deposited Securities. The Depositary will not itself exercise any voting discretion in respect of any Deposited Securities. The Company has advised the Depositary that, under current Japanese law and the Company’s Articles of Incorporation, voting rights can only be exercised with respect to units consisting of 100 Shares. Accordingly, Holders and Beneficial Owners are advised that, notwithstanding anything herein to the contrary, the Depositary will only be able to endeavor to vote or cause to be voted such number of Deposited Securities that shall equal a multiple of 100 Shares (or such other number as the Company's Articles of Incorporation may specify from time to time) and, as a result, if the Depositary receives voting instructions for such number of Deposited Securities (the “Instructed Shares”) that is not a multiple of the requisite number of Shares, then the Depositary shall only endeavor to vote, or cause to be voted, such number of Instructed Shares that represents the highest applicable multiple of the requisite number of Shares, taking into account a pro-ration of the voting instructions received from Holders, and any remaining Instructed Shares shall not be voted.

(ii) To the extent that the Depositary (A) receives the Company’s written request pursuant to paragraph 12(a) in a timely manner as provided therein, (B) reasonably believes that it has been provided with notice of a meeting in sufficient time to ensure that the Voting Notice will be received by all Holders and Beneficial Owners no less than 10 days prior to the date of the meeting and/or the cut-off date for the solicitation of consents, and (C) does not receive instructions on a particular agenda item from a Holder (including, without limitation, any entity or entities acting on behalf of the nominee for DTC) in a timely manner, such Holder shall be deemed, and the Depositary is instructed to deem such Holder, to have instructed the Depositary to give a discretionary proxy for such agenda item(s) to a person designated by the Company to vote the Deposited Securities represented by the ADSs for which actual instructions were not so given by all such Holders on such agenda item(s), provided that no such instruction shall be deemed given and no discretionary proxy shall be given unless (1) to the best of Company’s knowledge after reasonable inquiry, there is no substantial opposition existing with respect to such agenda item(s), and such agenda item(s), if approved, would not materially or adversely affect the rights of holders of Shares, (2) the Company informs the Depositary in writing (and the Company agrees to provide the Depositary with such instruction promptly in writing) that (i) it wishes such proxy to be given with respect to such agenda item(s), (ii) to the best of Company’s knowledge after reasonable inquiry, there is no substantial opposition existing with respect to such agenda item(s), and such agenda item(s), if approved, would not materially or adversely affect the rights of holders of Shares, and (3) the Depositary has obtained an opinion of counsel, in form and substance satisfactory to the Depositary, confirming that (i) the granting of such discretionary proxy does not subject the Depositary to any reporting obligations in Japan, (ii) the granting of such proxy will not result in a violation of the laws, rules, regulations or permits of Japan, (iii) the voting arrangement and deemed instruction as contemplated herein will be given effect under the laws, rules and regulations of Japan, and (iv) the granting of such discretionary proxy will not under any circumstances result in the Shares represented by the ADSs being treated as assets of the Depositary under the laws, rules or regulations of Japan.

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(iii) The Depositary may from time to time access information available to it to consider whether any of the circumstances described in (1)(b) of subsection (ii) above exist, or request additional information from the Company in respect thereto. By taking any such action, the Depositary shall not in any way be deemed or inferred to have been required, or have had any duty or responsibility (contractual or otherwise), to monitor or inquire whether any of the circumstances described in (1)(b) of subsection (ii) above existed. In addition to the limitations provided for in paragraph (14) hereof, Holders and Beneficial Owners are advised and agree that (a) the Depositary will rely fully and exclusively on the Company to inform the Depositary of any of the circumstances set forth in (1) of subsection (ii) above, (b) neither the Depositary, the Custodian nor any of their respective agents shall be obliged to inquire or investigate whether any of the circumstances described in (1)(b) of subsection (ii) above exist and/or whether the Company complied with its obligation to timely inform the Depositary of such circumstances, and (c) neither the Depositary, the Custodian nor any of their respective agents shall be obliged to inquire or investigate whether the circumstances described in the last sentence of subsection (ii) above exist and/or whether the Company complied with its obligations under such sentence. Neither the Depositary, the Custodian nor any of their respective agents shall incur any liability to Holders or Beneficial Owners (i) as a result of the Company's failure to determine that any of the circumstances described in (1)(b) of subsection (ii) above exist or its failure to timely notify the Depositary of any such circumstances or (ii) if any agenda item which is approved at a meeting has, or is claimed to have, a material or adverse effect on the rights of holders of Shares or (iii) as a result of the Company’s failure to comply with the last sentence of subsection (ii) above. Because there is no guarantee that Holders and Beneficial Owners will receive the notices described above with sufficient time to enable such Holders or Beneficial Owners to return any voting instructions to the Depositary in a timely manner, Holders and Beneficial Owners may be deemed to have instructed the Depositary to give a discretionary proxy to a person designated by the Company in such circumstances, and neither the Depositary, the Custodian nor any of their respective agents shall incur any liability to Holders or Beneficial Owners in such circumstances.

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(c) Alternative Methods of Distributing Materials. Notwithstanding anything contained in the Deposit Agreement or any ADR, the Depositary may, to the extent not prohibited by any law, rule or regulation or by the rules, regulations or requirements of the stock exchange on which the ADSs are listed, in lieu of distribution of the materials provided to the Depositary in connection with any meeting of or solicitation of consents or proxies from holders of Deposited Securities, distribute to the Holders a notice that provides Holders with or otherwise publicizes to Holders instructions on how to retrieve such materials or receive such materials upon request (i.e., by reference to a website containing the materials for retrieval or a contact for requesting copies of the materials). Holders are strongly encouraged to forward their voting instructions as soon as possible. Voting instructions will not be deemed received until such time as the ADR department responsible for proxies and voting has received such instructions, notwithstanding that such instructions may have been physically received by JPMorgan Chase Bank, N.A., as Depositary, prior to such time.

(13) Changes Affecting Deposited Securities.

(a) Subject to paragraphs (4) (Certain Limitations to Registration, Transfer etc.) and (5) (Liability of Holder or Beneficial Owner for Taxes, Duties and Other Charges), the Depositary may, in its discretion, and shall if reasonably requested by the Company, amend this ADR or distribute additional or amended ADRs (with or without calling this ADR for exchange) or cash, securities or property on the record date set by the Depositary therefor to reflect any change in par value, split-up, consolidation, cancellation or other reclassification of Deposited Securities, any Share Distribution or Other Distribution not distributed to Holders or any cash, securities or property available to the Depositary in respect of Deposited Securities from (and the Depositary is hereby authorized to surrender any Deposited Securities to any person and, irrespective of whether such Deposited Securities are surrendered or otherwise cancelled by operation of law, rule, regulation or otherwise, to sell by public or private sale any property received in connection with) any recapitalization, reorganization, merger, consolidation, liquidation, receivership, bankruptcy or sale of all or substantially all the assets of the Company.

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(b) To the extent the Depositary does not so amend this ADR or make a distribution to Holders to reflect any of the foregoing, or the net proceeds thereof, whatever cash, securities or property results from any of the foregoing shall constitute Deposited Securities and each ADS evidenced by this ADR shall automatically represent its pro rata interest in the Deposited Securities as then constituted.

(c) Promptly upon the occurrence of any of the aforementioned changes affecting Deposited Securities, the Company shall notify the Depositary in writing of such occurrence and as soon as practicable after receipt of such notice from the Company, may instruct the Depositary to give notice thereof, at the Company's expense, to Holders in accordance with the provisions hereof. Upon receipt of such instruction, the Depositary shall give notice to the Holders in accordance with the terms thereof, as soon as reasonably practicable.

(14) Exoneration.

(a) The Depositary, the Company, and each of their respective directors, officers, employees, agents and affiliates and each of them shall: (i) incur or assume no liability (including, without limitation, to Holders or Beneficial Owners) (A) if any present or future law, rule, regulation, fiat, order or decree of Japan, the United States or any other country or jurisdiction, or of any governmental or regulatory authority or any securities exchange or market or automated quotation system, the provisions of or governing any Deposited Securities, any present or future provision of the Company's charter, any act of God, war, terrorism, epidemic, pandemic, nationalization, expropriation, currency restrictions, work stoppage, strike, civil unrest, revolutions, rebellions, explosions, cyber, ransomware or malware attack, computer failure or any circumstance beyond its direct and immediate control shall prevent or delay, or shall cause any of them to be subject to any civil or criminal penalty in connection with, any act which the Deposit Agreement or this ADR provides shall be done or performed by it or them (including, without limitation, voting pursuant to paragraph (12) hereof), or (B) by reason of any non-performance or delay, caused as aforesaid, in the performance of any act or things which by the terms of the Deposit Agreement it is provided shall or may be done or performed or any exercise or failure to exercise any discretion given it in the Deposit Agreement or this ADR (including, without limitation, any failure to determine that any distribution or action may be lawful or reasonably practicable); (ii) incur or assume no liability (including, without limitation, to Holders or Beneficial Owners) except to perform its obligations to the extent they are specifically set forth in this ADR and the Deposit Agreement without gross negligence or willful misconduct and the Depositary shall not be a fiduciary or have any fiduciary duty to Holders or Beneficial Owners; (iii) in the case of the Depositary and its agents, be under no obligation to appear in, prosecute or defend any action, suit or other proceeding in respect of any Deposited Securities, the ADSs or this ADR; (iv) in the case of the Company and its agents hereunder be under no obligation to appear in, prosecute or defend any action, suit or other proceeding in respect of any Deposited Securities, the ADSs or this ADR, which in its opinion may involve it in expense or liability, unless indemnity satisfactory to it against all expense (including fees and disbursements of counsel) and liability be furnished as often as may be required; and (v) not be liable (including, without limitation, to Holders or Beneficial Owners) for any action or inaction by it in reliance upon the advice of or information from any legal counsel, any accountant, any person presenting Shares for deposit, any Holder, or any other person believed by it to be competent to give such advice or information and/or, in the case of the Depositary, the Company. The Depositary shall not be liable for the acts or omissions made by, or the insolvency of, any securities depository, clearing agency or settlement system.

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(b) The Depositary. The Depositary shall not be responsible for, and shall incur no liability in connection with or arising from, the insolvency of any Custodian that is not a branch or affiliate of JPMorgan Chase Bank, N.A. The Depositary shall not have any liability for the price received in connection with any sale of securities, the timing thereof or any delay in action or omission to act nor shall it be responsible for any error or delay in action, omission to act, default or negligence on the part of the party so retained in connection with any such sale or proposed sale. Notwithstanding anything to the contrary contained in the Deposit Agreement (including the ADRs) and, subject to the further limitations set forth in clause (o) of this paragraph (14), the Depositary shall not be responsible for, and shall incur no liability in connection with or arising from, any act or omission to act on the part of the Custodian except to the extent that any Holder has incurred liability directly as a result of the Custodian having (i) committed fraud or willful misconduct in the provision of custodial services to the Depositary or (ii) failed to use reasonable care in the provision of custodial services to the Depositary as determined in accordance with the standards prevailing in the jurisdiction in which the Custodian is located.

(c) The Depositary, its agents and the Company may rely and shall be protected in acting upon any written notice, request, direction, instruction or document believed by them to be genuine and to have been signed, presented or given by the proper party or parties.

(d) The Depositary shall be under no obligation to inform Holders or Beneficial Owners about the requirements of the laws, rules or regulations or any changes therein or thereto of Japan, the United States or any other country or jurisdiction or of any governmental or regulatory authority or any securities exchange or market or automated quotation system.

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(e) The Depositary and its agents will not be responsible for any failure to carry out any instructions to vote any of the Deposited Securities, for the manner in which any voting instructions are given or deemed to be given in accordance with paragraph 12(b) hereof, including instructions to give a discretionary proxy to a person designated by the Company, for the manner in which any vote is cast, including, without limitation, any vote cast by a person to whom the Depositary is instructed to grant a discretionary proxy pursuant to paragraph (12) hereof or deemed to have been instructed to grant a discretionary proxy pursuant to paragraph (12)(b) hereof, or for the effect of any such vote. The Depositary and its agents will have no liability to any Holder, Beneficial Owner or the Company (i) in the event that the Depositary does not timely receive the Company’s written request pursuant to paragraph 12(a) above and, as a result thereof, the Depositary does not distribute Voting Notices to Holders, (ii) to the extent that the Depositary does distribute Voting Notices to Holders but any Holder or Beneficial Owner does not have sufficient time to return voting instructions to the Depositary in a timely manner, or (iii) if the Depositary is required to grant a discretionary proxy pursuant to paragraph (12) hereof in circumstances where the Voting Notice is not received by any Holder or Beneficial Owner ten days prior to the date of the meeting and/or the cut-off date for the solicitation of consents.

(f) The Depositary may rely upon instructions from the Company or its counsel in respect of any approval or license required for any currency conversion, transfer or distribution.

(g) The Depositary and its agents may own and deal in any class of securities of the Company and its affiliates and in ADRs.

(h) Notwithstanding anything to the contrary set forth in the Deposit Agreement or an ADR, the Depositary and its agents may fully respond to any and all demands or requests for information maintained by or on its behalf in connection with the Deposit Agreement, any Holder or Holders, any ADR or ADRs or otherwise related hereto or thereto to the extent such information is requested or required by or pursuant to any lawful authority, including without limitation laws, rules, regulations, administrative or judicial process, banking, securities or other regulators.

(i) None of the Depositary, the Custodian or the Company, or any of their respective directors, officers, employees, agents or affiliates shall be liable for the failure by any Holder or Beneficial Owner to obtain the benefits of credits or refunds of non-U.S. tax paid against such Holder's or Beneficial Owner's income tax liability.

(j) The Depositary is under no obligation to provide the Holders and Beneficial Owners, or any of them, with any information about the tax status of the Company. None of the Depositary, the Custodian or the Company, or any of their respective directors, officers, employees, agents and affiliates, shall incur any liability for any tax or tax consequences that may be incurred by Holders or Beneficial Owners on account of their ownership or disposition of the ADRs or ADSs.

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(k) The Depositary shall not incur any liability for the content of any information submitted to it by or on behalf of the Company for distribution to the Holders or for any inaccuracy of any translation thereof, for any investment risk associated with acquiring an interest in the Deposited Securities, for the validity or worth of the Deposited Securities, for the credit-worthiness of any third party, for allowing any rights to lapse upon the terms of the Deposit Agreement or for the failure or timeliness of any notice from the Company.

(l) Notwithstanding anything herein or in the Deposit Agreement to the contrary, the Depositary and the Custodian(s) may use third-party delivery services and providers of information regarding matters such as, but not limited to, pricing, proxy voting, corporate actions, class action litigation and other services in connection herewith and the Deposit Agreement, and use local agents to provide services such as, but not limited to, attendance at any meetings of security holders of issuers. Although the Depositary and the Custodian will use reasonable care (and cause their agents to use reasonable care) in the selection and retention of such third-party providers and local agents, they will not be responsible for any errors or omissions made by them in providing the relevant information or services.

(m) The Depositary shall not be liable for any acts or omissions made by a successor depositary whether in connection with a previous act or omission of the Depositary or in connection with any matter arising wholly after the removal or resignation of the Depositary.

(n) The Company has agreed to indemnify the Depositary and its agents under certain circumstances and the Depositary has agreed to indemnify the Company under certain circumstances.

(o) Notwithstanding any other provision of the Deposit Agreement or this ADR to the contrary, none of the Company, the Depositary nor any of their respective agents shall be liable for any indirect, special, punitive or consequential damages (including, without limitation, legal fees and expenses) or lost profits, in each case of any form incurred by any person or entity (including, without limitation, Holders and Beneficial Owners of ADRs and ADSs), whether or not foreseeable and regardless of the type of action in which such a claim may be brought.

(p) No provision of the Deposit Agreement or this ADR is intended to constitute a waiver or limitation of any rights which Holders or Beneficial Owners may have under the Securities Act of 1933 or the Securities Exchange Act of 1934, to the extent applicable.

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(15) Resignation and Removal of Depositary; the Custodian.

(a) Resignation. The Depositary may resign as Depositary by written notice of its election to do so delivered to the Company, such resignation to take effect upon the appointment of a successor depositary and its acceptance of such appointment as provided in the Deposit Agreement.

(b) Removal. The Depositary may at any time be removed by the Company by no less than 90 days' prior written notice of such removal, to become effective upon the later of (i) the 90th day after delivery of the notice to the Depositary and (ii) the appointment of a successor depositary and its acceptance of such appointment as provided in the Deposit Agreement.

(c) The Custodian. The Depositary may appoint substitute or additional Custodians and the term "Custodian" refers to each Custodian or all Custodians as the context requires.

(16) Amendment. Subject to the last sentence of paragraph (2) (Withdrawal of Deposited Securities), the ADRs and the Deposit Agreement may be amended by the Company and the Depositary, provided that any amendment that imposes or increases any fees on a per ADS basis, charges or expenses (other than stock transfer or other taxes and other governmental charges, transfer or registration fees, SWIFT, telex or facsimile transmission costs, delivery costs or other such expenses), or that shall otherwise prejudice any substantial existing right of Holders or Beneficial Owners, shall become effective 30 days after notice of such amendment shall have been given to the Holders. Every Holder and Beneficial Owner at the time any amendment to the Deposit Agreement so becomes effective shall be deemed, by continuing to hold such ADR, to consent and agree to such amendment and to be bound by the Deposit Agreement as amended thereby. In no event shall any amendment impair the right of the Holder of any ADR to surrender such ADR and receive the Deposited Securities represented thereby, except in order to comply with mandatory provisions of applicable law. Any amendments or supplements that (i) are reasonably necessary (as agreed by the Company and the Depositary) in order for (a) the ADSs to be registered on Form F-6 under the Securities Act of 1933 or (b) the ADSs or Shares to be traded solely in electronic book-entry form and (ii) do not in either such case impose or increase any fees or charges to be borne by Holders, shall be deemed not to prejudice any substantial rights of Holders or Beneficial Owners. Notwithstanding the foregoing, if any governmental body or regulatory body should adopt new laws, rules or regulations which would require amendment or supplement of the Deposit Agreement or the form of ADR to ensure compliance therewith, the Company and the Depositary may amend or supplement the Deposit Agreement and the ADR at any time in accordance with such changed laws, rules or regulations. Such amendment or supplement to the Deposit Agreement in such circumstances may become effective before a notice of such amendment or supplement is given to Holders or within any other period of time as required for compliance. Notice of any amendment to the Deposit Agreement or form of ADRs shall not need to describe in detail the specific amendments effectuated thereby, and failure to describe the specific amendments in any such notice shall not render such notice invalid, provided, however, that, in each such case, the notice given to the Holders identifies a means for Holders and Beneficial Owners to retrieve or receive the text of such amendment (i.e., upon retrieval from the Commission's, the Depositary's or the Company's website or upon request from the Depositary).

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(17) Termination. The Depositary may, and shall at the written direction of the Company, terminate the Deposit Agreement and this ADR by mailing notice of such termination to the Holders at least 30 days prior to the date fixed in such notice for such termination; provided, however, if the Depositary shall have (i) resigned as Depositary hereunder, notice of such termination by the Depositary shall not be provided to Holders unless a successor depositary shall not be operating hereunder within 60 days of the date of such resignation, or (ii) been removed as Depositary hereunder, notice of such termination by the Depositary shall not be provided to Holders unless a successor depositary shall not be operating hereunder on the 90th day after the Company's notice of removal was first provided to the Depositary. Notwithstanding anything to the contrary herein, the Depositary may terminate the Deposit Agreement without notice to the Company, but subject to giving 30 days’ notice to the Holders, under the following circumstances: (i) in the event of the Company’s bankruptcy or insolvency, (ii) if the Shares cease to be listed on an internationally recognized stock exchange, (iii) if the Company effects (or will effect) a redemption of all or substantially all of the Deposited Securities, or a cash or share distribution representing a return of all or substantially all of the value of the Deposited Securities, or (iv) there occurs a merger, consolidation, sale of assets or other transaction as a result of which securities or other property are delivered in exchange for or in lieu of Deposited Securities.

After the date so fixed for termination, the Depositary and its agents will perform no further acts under the Deposit Agreement and this ADR, except to receive and hold (or sell) distributions on Deposited Securities and deliver Deposited Securities being withdrawn. As soon as practicable after the date so fixed for termination, the Depositary shall use its reasonable efforts to sell the Deposited Securities and shall thereafter (as long as it may lawfully do so) hold in an account (which may be a segregated or unsegregated account) the net proceeds of such sales, together with any other cash then held by it under the Deposit Agreement, without liability for interest, in trust for the pro rata benefit of the Holders of ADRs not theretofore surrendered. After making such sale, the Depositary shall be discharged from all obligations in respect of the Deposit Agreement and this ADR, except to account for such net proceeds and other cash. After the date so fixed for termination, the Company shall be discharged from all obligations under the Deposit Agreement except for its obligations to the Depositary and its agents.

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Notwithstanding anything to the contrary, in connection with any termination pursuant to this paragraph (17), he Depositary hereby notifies the Holders that the Depositary may, in its sole discretion and without notice to or consent from the Company, establish an unsponsored American depositary share program (on such terms as the Depositary may determine) for the Shares and make available to Holders a means to withdraw the Shares represented by the ADSs issued under the Deposit Agreement and to direct the deposit of such Shares into such unsponsored American depositary share program, subject, in each case, to receipt by the Depositary, at its discretion, of the fees, charges and expenses provided for in paragraph (7) hereof and the fees, charges and expenses applicable to the unsponsored American depositary share program.

(18) Appointment; Acknowledgements and Agreements. Each Holder and each Beneficial Owner, upon acceptance of any ADSs or ADRs (or any interest in any of them) issued in accordance with the terms and conditions of the Deposit Agreement shall be deemed for all purposes to (a) be a party to and bound by the terms of the Deposit Agreement and the applicable ADR(s), (b) appoint the Depositary its attorney-in-fact, with full power to delegate, to act on its behalf and to take any and all actions contemplated in the Deposit Agreement and the applicable ADR(s), to adopt any and all procedures necessary to comply with applicable law and to take such action as the Depositary in its sole discretion may deem necessary or appropriate to carry out the purposes of the Deposit Agreement and the applicable ADR(s), the taking of such actions to be the conclusive determinant of the necessity and appropriateness thereof, and (c) acknowledge and agree that (i) nothing in the Deposit Agreement or any ADR shall give rise to a partnership or joint venture among the parties thereto, nor establish a fiduciary or similar relationship among such parties, (ii) the Depositary, its divisions, branches and affiliates, and their respective agents, may from time to time be in the possession of non-public information about the Company, Holders, Beneficial Owners and/or their respective affiliates, (iii) the Depositary and its divisions, branches and affiliates may at any time have multiple banking relationships with the Company, Holders, Beneficial Owners and/or the affiliates of any of them, (iv) the Depositary and its divisions, branches and affiliates may, from time to time, be engaged in transactions in which parties adverse to the Company or the Holders or Beneficial Owners and/or their respective affiliates may have interests, (v) nothing contained in the Deposit Agreement or any ADR(s) shall (A) preclude the Depositary or any of its divisions, branches or affiliates from engaging in any such transactions or establishing or maintaining any such relationships, or (B) obligate the Depositary or any of its divisions, branches or affiliates to disclose any such transactions or relationships or to account for any profit made or payment received in any such transactions or relationships, (vi) the Depositary shall not be deemed to have knowledge of any information held by any branch, division or affiliate of the Depositary and (vii) notice to a Holder shall be deemed, for all purposes of the Deposit Agreement and this ADR, to constitute notice to any and all Beneficial Owners of the ADSs evidenced by such Holder’s ADRs. For all purposes under the Deposit Agreement and this ADR, the Holder hereof shall be deemed to have all requisite authority to act on behalf of any and all Beneficial Owners of the ADSs evidenced by this ADR.

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(19) Waiver. EACH PARTY TO THE DEPOSIT AGREEMENT (INCLUDING, FOR AVOIDANCE OF DOUBT, EACH HOLDER AND BENEFICIAL OWNER OF, AND/OR HOLDER OF INTERESTS IN, ADSS OR ADRS) HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN ANY SUIT, ACTION OR PROCEEDING AGAINST THE DEPOSITARY AND/OR THE COMPANY DIRECTLY OR INDIRECTLY ARISING OUT OF, BASED ON OR RELATING IN ANY WAY TO THE SHARES OR OTHER DEPOSITED SECURITIES, THE ADSs OR THE ADRs, THE DEPOSIT AGREEMENT OR ANY TRANSACTION CONTEMPLATED HEREIN OR THEREIN, OR THE BREACH HEREOF OR THEREOF (WHETHER BASED ON CONTRACT, TORT, COMMON LAW OR ANY OTHER THEORY), INCLUDING, WITHOUT LIMITATION, ANY SUIT, ACTION, CLAIM OR PROCEEDING UNDER THE UNITED STATES FEDERAL SECURITIES LAWS. No provision of the Deposit Agreement or this ADR is intended to constitute a waiver or limitation of any rights which a Holder or any Beneficial Owner may have under the Securities Act of 1933 or the Securities Exchange Act of 1934, to the extent applicable.

(20) Jurisdiction. By holding or owning an ADR or ADS or an interest therein, Holders and Beneficial Owners each irrevocably agree that any legal suit, action or proceeding against or involving Holders or Beneficial Owners brought by the Company or the Depositary, arising out of or based upon the Deposit Agreement, the ADSs, the ADRs or the transactions contemplated therein, herein, thereby or hereby, may be instituted in a federal or state court in New York, New York, and by holding or owning an ADR or ADS or an interest therein each irrevocably waives any objection that it may now or hereafter have to the laying of venue of any such proceeding, and irrevocably submits to the non-exclusive jurisdiction of such courts in any such suit, action or proceeding. By holding or owning an ADR or ADS or an interest therein, Holders and Beneficial Owners each also irrevocably agree that any legal suit, action or proceeding against or involving the Depositary brought by Holders or Beneficial Owners, arising out of or based upon the Deposit Agreement, the ADSs, the ADRs or the transactions contemplated therein, herein, thereby or hereby, including, without limitation, claims under the Securities Act of 1933, may be instituted only in the United States District Court for the Southern District of New York (or in the state courts of New York County in New York if either (i) the United States District Court for the Southern District of New York lacks subject matter jurisdiction over a particular dispute or (ii) the designation of the United States District Court for the Southern District of New York as the exclusive forum for any particular dispute is, or becomes, invalid, illegal or unenforceable).

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(21) Elective Distributions in Cash or Shares. Whenever the Company intends to distribute a dividend payable at the election of the holders of Shares in cash or in additional Shares, the Company shall give notice thereof to the Depositary at least 30 days prior to the proposed distribution stating whether or not it wishes such elective distribution to be made available to Holders. Upon receipt of notice indicating that the Company wishes such elective distribution to be made available to Holders, the Depositary shall consult with the Company to determine, and the Company shall assist the Depositary in its determination, whether it is lawful and reasonably practicable to make such elective distribution available to the Holders. The Depositary shall make such elective distribution available to Holders only if (i) the Company shall have timely requested that the elective distribution is available to Holders, (ii) the Depositary shall have determined that such distribution is reasonably practicable and (iii) the Depositary shall have received satisfactory documentation within the terms of Section 14 of the Deposit Agreement including, without limitation, any legal opinions of counsel in any applicable jurisdiction that the Depositary in its reasonable discretion may request, at the expense of the Company. If the above conditions are not satisfied, the Depositary shall, to the extent permitted by law, distribute to the Holders, on the basis of the same determination as is made in the local market in respect of the Shares for which no election is made, either (x) cash or (y) additional ADSs representing such additional Shares. If the above conditions are satisfied, the Depositary shall establish a record date and establish procedures to enable Holders to elect the receipt of the proposed dividend in cash or in additional ADSs. The Company shall assist the Depositary in establishing such procedures to the extent necessary. Nothing herein shall obligate the Depositary to make available to Holders a method to receive the elective dividend in Shares (rather than ADSs). There can be no assurance that Holders or Beneficial Owners generally, or any Holder and/or Beneficial Owner in particular, will be given the opportunity to receive elective distributions on the same terms and conditions as the holders of Shares.